Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
408-457-2348
Natalie.Wymer@sunpower.com

SunPower Reports Third Quarter 2015 Results

SAN JOSE, Calif., October 28, 2015 - SunPower Corp. (NASDAQ: SPWR) today announced financial results for its third fiscal quarter ended September 27, 2015.

($ Millions, except percentages and per-share data)	3rd Quarter 2015	2nd Quarter 2015	3rd Quarter 2014
GAAP revenue	$380.2	$381.0	$662.7
GAAP gross margin	16.5%	18.6%	16.4%
GAAP net income (loss)	$(56.3)	$6.5	$32.0
GAAP net income (loss) per diluted share	$(0.41)	$0.04	$0.20
Non-GAAP revenue[1]	$441.4	$376.7	$704.2
Non-GAAP gross margin[1]	17.7%	17.6%	16.7%
Non-GAAP net income[1]	$20.5	$27.2	$46.4
Non-GAAP net income per diluted share[1]	$0.13	$0.18	$0.30
EBITDA[1]	$54.2	$63.6	$85.5

[1]	Information about SunPower's use of non-GAAP financial information is provided under "Use of Non-GAAP Financial Measures" below.

“Our strong quarterly results reflect the continued success of our customer first, complete solution strategy as we executed well on our project commitments and exceeded our key financial targets for the quarter,” said Tom Werner, SunPower president and CEO. “Demand trends in both the power plant and distributed generation segments remain robust and we are well positioned to capitalize on positive market fundamentals for 2016. Operationally, we met our cell and balance of systems cost targets and shipments of our industry leading technology now exceed one million cells per day. With Fab 4 scheduled for large volume production next year, we believe we will have the capacity to meet customer demand for our high efficiency, high quality solutions.

“In the power plant segment, we successfully met our commitments and further built out our holdco asset base in preparation for project drop downs to 8point3 Energy Partners. Specifically, our 135-megawatt (MW) Quinto project, which is now owned by 8point3 Energy Partners, remains on plan for non-GAAP revenue recognition in the fourth quarter. Additionally, we completed the construction of our 8-MW Riverside Public Utilities project as well as expanded our international footprint with the completion of our 12-MW Roc du Doun power plant in France and 40 MW of projects developed for Apple in China. Finally, we were awarded a 20-MW project for Sulphur Springs Valley Electric Cooperative in Arizona, scheduled for delivery in 2016.

“We also executed well in our distributed generation business as demand for our industry leading solutions remained solid during the quarter. In our commercial segment, our new and repeat customer bookings trend remained positive and we see strong fundamentals continuing through 2016. Our 13-MW University of California Davis project, owned by 8point3 Energy

Partners, achieved commercial operation date in September and contributed to our strong financial performance for the quarter. We also launched our Helix platform, the world’s first fully-integrated solar solution for commercial customers. Designed for the rooftop, carport and commercial ground-mount markets, Helix delivers significantly lower costs and improved reliability while accelerating installation times. When combined with our proprietary energy information services offering, this solution gives customers unprecedented visibility and control over their solar energy production and consumption.

“Our residential business was our best performing segment for the quarter. In particular, North American demand remains high as customers continue to choose SunPower for our industry leading quality, reliability and performance. As a result, non-GAAP revenue and gross margin exceeded our forecasts. Additionally, our PV-integrated residential microinverter offering is gaining significant traction in the marketplace and we continue to invest in our next generation solutions including building out our Smart Energy platform,” Werner concluded.

“The solid execution of our downstream strategy enabled us to post strong financial results for the quarter, including generating $54 million in EBITDA,” said Chuck Boynton, SunPower CFO. “In relation to working capital, we increased inventory in the third quarter in preparation to meet our significant 2016 backlog while adding assets to our holdco asset base. With solid industry fundamentals, a diversified end channel strategy, new product introductions and further commitment to our manufacturing cost reduction roadmaps, we are well positioned for profitable growth in 2016.”

Third quarter fiscal 2015 non-GAAP results include net adjustments that, in the aggregate, increase net income by $76.8 million, including $19.4 million related to 8point3 Energy Partners, ($0.5) million related to utility and power plant projects, ($7.5) million related to the First Philippine Solar Corporation arbitration ruling, $14.9 million related to stock-based compensation expense, $1.0 million related to our November 2014 Restructuring Plan, $1.2 million related to the 8point3 Energy Partners Initial Public Offering , $1.3 million related to other adjustments, and $47.0 million related to tax effect.

Financial Outlook
The company’s fourth quarter fiscal 2015 non-GAAP guidance is as follows: revenue of $1.25 billion to $1.30 billion, gross margin of 28 percent to 29 percent, EBITDA of $300 to $325 million and megawatts deployed in the range of 275 MW to 305 MW. On a GAAP basis, the company expects revenue of $300 million to $350 million, gross margin of 5 percent to 6 percent and net loss per diluted share of $1.25 to $1.15. Fourth quarter 2015 GAAP guidance includes the impact of the company’s holdco strategy and deferrals due to real estate accounting.

For fiscal year 2015, the company’s non-GAAP expectations are as follows: revenue of $2.50 billion to $2.55 billion, gross margin of 23 percent to 24 percent, net income per diluted share of $1.95 to $2.05, capital expenditures of $250 million to $300 million and gigawatts deployed in the range of 1.15 GW to 1.18 GW. On a GAAP basis, the company expects 2015 revenue of $1.50 billion to $1.55 billion, gross margin of 15 percent to 16 percent and net loss per diluted share of $1.70 to $1.60. Fiscal year 2015 GAAP guidance includes the impact of the company’s holdco strategy and deferrals due to real estate accounting.

The company is also raising its fiscal year 2015 EBITDA guidance to $475 million to $500 million, an increase from its previous guidance of $425 million to $475 million.

The company will host a conference call for investors this afternoon to discuss its third-quarter 2015 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at http://investors.sunpower.com/events.cfm.

SunPower will provide its fiscal year 2016 outlook at its Analyst Day to be held on November 12, 2015 in New York City starting at 9:00 a.m. Eastern Time. Please note that the entire event will be webcast and relevant materials will be posted to the company’s website before the event. To register for and listen to the webcast, investors are encouraged to visit the company’s Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its third-quarter 2015 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpower.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on a direct current (dc) basis unless otherwise noted.

About SunPower
As one of the world’s most innovative and sustainable energy companies, SunPower Corp. (NASDAQ: SWPR) provides a diverse group of customers with complete solar solutions and services. Residential customers, businesses, governments, schools and utilities around the globe rely on SunPower’s more than 30 years of proven experience. From the first flip of the switch, SunPower delivers maximum value and performance throughout the long life of every solar system. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, North and South America. For more information about how SunPower is changing the way our world is powered, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) expectations concerning the effect that 8point3 Energy Partners will have on our revenues cost of capital, future cash flows and the value we are able to generate for our shareholders; (b) anticipated construction timelines and milestones for certain of our commercial projects and for our major power plant projects, such as the Quinto project; (c) expansion of our international footprint and expanding our manufacturing capacity, including related to Fab 4, and our ability to meet customer demand; (d) the strength of the solar market and in particular, current and expected fourth quarter fiscal 2015 and fiscal year 2016 customer demand in our commercial and residential segments including in new and repeat bookings; (e) our positioning for long-term profitability; (f) strategically managing cash; (g) reducing operating expenses; (h) generating free cash flow; (i) expected benefits of our new Helix platform; (j) the expected adoption and benefits of our Smart Energy solutions; (k) fourth quarter fiscal 2015 non-GAAP guidance, including non-GAAP revenue, gross margin, EBITDA, and MW deployed; and fourth quarter fiscal 2015 GAAP guidance, including revenue, gross margin, and net loss per diluted share; (l) fiscal year 2015 non-GAAP guidance, including non-GAAP revenue, gross margin, capital expenditures, EBITDA, net income per diluted share, and GW deployed; and (m) fiscal year 2015 GAAP guidance, including GAAP revenue, gross margin, and net loss per diluted share. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the industry and downward pressure on average selling prices; (2) our liquidity, substantial indebtedness, and our ability to obtain additional financing for our projects and our customers; (3) risks relating to our residential lease business, including risks of customer default, challenges securing lease financing, and declining conventional electricity prices; (4) our ability to meet our cost reduction targets; (5) regulatory changes and the availability of economic incentives promoting use of solar energy; (6) challenges inherent in constructing and maintaining certain of our large projects, such as the Quinto project; (7) the success of our ongoing research and development efforts and our ability to commercialize of new products and services, including products and services developed through strategic partnerships; (8) fluctuations in our operating results; (9) maintaining or increasing our manufacturing capacity, containing manufacturing costs, and other manufacturing difficulties that could arise; (10) challenges managing our joint ventures and partnerships; (11) challenges executing on our holdco and YieldCo strategies, including the risk that 8point3 Energy Partners may be unsuccessful; (12) fluctuations or declines in the performance of our solar panels and other products and solutions; and (13) fluctuations or declines in the prices of conventional electricity. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Sept. 27, 2015	Dec. 28, 2014
Assets
Current assets:
Cash and cash equivalents	$502,881	$956,175
Restricted cash and cash equivalents, current portion	24,957	18,541
Accounts receivable, net	207,073	504,316
Costs and estimated earnings in excess of billings	39,069	187,087
Inventories	349,615	208,573
Advances to suppliers, current portion	73,303	98,129
Project assets - plants and land, current portion	562,699	101,181
Prepaid expenses and other current assets	279,055	328,845
Total current assets	2,038,652	2,402,847

Restricted cash and cash equivalents, net of current portion	45,764	24,520
Restricted long-term marketable securities	6,577	7,158
Property, plant and equipment, net	681,380	585,344
Solar power systems leased and to be leased, net	492,149	390,913
Project assets - plants and land, net of current portion	18,141	15,475
Advances to suppliers, net of current portion	306,554	311,528
Long-term financing receivables, net	300,236	269,587
Goodwill and other intangible assets, net	112,570	37,981
Other long-term assets	392,302	300,229
Total assets	$4,394,325	$4,345,582

Liabilities and Equity
Current liabilities:
Accounts payable	$444,045	$419,919
Accrued liabilities	533,699	331,034
Billings in excess of costs and estimated earnings	79,472	83,440
Short-term debt	20,523	18,105
Convertible debt, current portion	—	245,325
Customer advances, current portion	27,814	31,788
Total current liabilities	1,105,553	1,129,611

Long-term debt	263,883	214,181
Convertible debt, net of current portion	694,214	692,955
Customer advances, net of current portion	131,861	148,896
Other long-term liabilities	552,120	555,344
Total liabilities	2,747,631	2,740,987

Redeemable noncontrolling interests in subsidiaries	49,833	28,566

Equity:
Preferred stock	—	—
Common stock	137	131
Additional paid-in capital	2,314,849	2,219,581
Accumulated deficit	(619,996)	(560,598)
Accumulated other comprehensive loss	(11,364)	(13,455)
Treasury stock, at cost	(153,892)	(111,485)
Total stockholders' equity	1,529,734	1,534,174
Noncontrolling interests in subsidiaries	67,127	41,855
Total equity	1,596,861	1,576,029
Total liabilities and equity	$4,394,325	$4,345,582

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 27, 2015	Jun. 28, 2015	Sept. 28, 2014	Sept. 27, 2015	Sept. 28, 2014
Revenue:
Residential	$163,563	$152,205	$153,947	$471,092	$474,799
Commercial	84,983	62,984	94,830	197,030	256,421
Power Plant	131,672	165,831	413,957	533,987	1,131,807
Total revenue	380,218	381,020	662,734	1,202,109	1,863,027
Cost of revenue:
Residential	126,411	116,979	126,552	366,162	384,241
Commercial	72,337	58,842	81,231	178,059	220,483
Power Plant	118,826	134,318	346,437	433,545	892,655
Total cost of revenue	317,574	310,139	554,220	977,766	1,497,379
Gross margin	62,644	70,881	108,514	224,343	365,648
Operating expenses:
Research and development	24,973	20,560	17,291	66,701	50,618
Selling, general and administrative	81,109	81,520	68,394	239,843	213,821
Restructuring charges	726	1,749	188	6,056	(990)
Total operating expenses	106,808	103,829	85,873	312,600	263,449
Operating income (loss)	(44,164)	(32,948)	22,641	(88,257)	102,199
Other income (expense), net	(11,949)	6,959	(15,366)	(22,735)	(48,989)
Income (loss) before income taxes and equity in earnings of unconsolidated investees	(56,113)	(25,989)	7,275	(110,992)	53,210
Benefit from (provision for) income taxes	(36,224)	659	8,320	(37,916)	2,868
Equity in earnings of unconsolidated investees	5,052	1,864	1,689	9,107	5,408
Net income (loss)	(87,285)	(23,466)	17,284	(139,801)	61,486
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	30,959	29,975	14,749	80,403	49,693
Net income (loss) attributable to stockholders	$(56,326)	$6,509	$32,033	$(59,398)	$111,179

Net income (loss) per share attributable to stockholders:
- Basic	$(0.41)	$0.05	$0.24	$(0.44)	$0.87
- Diluted	$(0.41)	$0.04	$0.20	$(0.44)	$0.72
Weighted-average shares:
- Basic	136,473	134,376	131,204	134,294	127,716
- Diluted	136,473	156,995	167,117	134,294	158,962

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 27, 2015	Jun. 28, 2015	Sept. 28, 2014	Sept. 27, 2015	Sept. 28, 2014

Cash flows from operating activities:
Net income (loss)	$(87,285)	$(23,466)	$17,284	$(139,801)	$61,486
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	37,364	31,442	25,727	97,369	75,124
Stock-based compensation	14,898	14,040	13,725	42,484	41,940
Non-cash interest expense	517	571	5,499	5,768	15,991
Equity in earnings of unconsolidated investees	(5,052)	(1,864)	(1,689)	(9,107)	(5,408)
Excess tax benefit from stock-based compensation	(18,363)	(6,155)	—	(25,090)	—
Deferred income taxes and other tax liabilities	28,480	(734)	(5,327)	22,668	(1,893)
Gain on sale of residential lease portfolio to 8point3 Energy Partners LP	—	(27,915)	—	(27,915)	—
Other, net	563	522	405	1,940	2,619
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	226,900	32,467	(56,025)	292,102	(45,934)
Costs and estimated earnings in excess of billings	9,380	(2,332)	(14,393)	148,018	(14,469)
Inventories	(56,427)	(22,654)	21,884	(187,153)	23,860
Project assets	(188,073)	(218,624)	(31,670)	(499,847)	(33,338)
Prepaid expenses and other assets	(16,785)	54,515	(90,581)	12,640	(149,945)
Long-term financing receivables, net	(39,160)	(40,060)	(22,263)	(108,418)	(77,109)
Advances to suppliers	4,706	11,191	(6,097)	29,800	(18,578)
Accounts payable and other accrued liabilities	6,243	(14,303)	16,837	(59,841)	(15,376)
Billings in excess of costs and estimated earnings	(13,298)	3,709	100,020	(3,968)	40,440
Customer advances	(8,527)	(2,383)	(5,754)	(21,009)	(13,399)
Net cash used in operating activities	(103,919)	(212,033)	(32,418)	(429,360)	(113,989)
Cash flows from investing activities:
Decrease (increase) in restricted cash and cash equivalents	748	(9,579)	(203)	(27,659)	(9,550)

Purchases of property, plant and equipment	(63,574)	(44,214)	(25,190)	(132,352)	(45,508)
Cash paid for solar power systems, leased and to be leased	(22,587)	(22,429)	(10,622)	(64,419)	(35,559)
Cash paid for solar power systems	—	(10,007)	(4,917)	(10,007)	(4,917)
Proceeds from sales or maturities of marketable securities	—	—	—	—	1,380
Proceeds from 8point3 Energy Partners LP attributable to real estate projects and residential lease portfolio	22,754	341,174	—	363,928	—
Purchases of marketable securities	—	—	—	—	(30)
Cash paid for acquisitions, net of cash acquired	(59,021)	—	(1,000)	(59,021)	(6,894)
Cash paid for investments in unconsolidated investees	3,000	(7,092)	—	(4,092)	(5,013)
Cash paid for intangibles	(2,875)	—	—	(3,401)	—
Net cash provided by (used in) investing activities	(121,555)	247,853	(41,932)	62,977	(106,091)
Cash flows from financing activities:
Proceeds from issuance of convertible debt, net of issuance costs	—	—	—	—	395,275
Cash paid for repurchase of convertible debt	(79)	—	(51)	(324,352)	(42,153)
Proceeds from settlement of 4.75% Bond Hedge	—	—	—	—	68,842
Payments to settle 4.75% Warrants	—	—	—	—	(81,077)
Proceeds from settlement of 4.50% Bond Hedge	—	—	4	74,628	114
Payments to settle 4.5% Warrants	—	(574)	—	(574)	—
Proceeds from issuance of non-recourse debt financing, net of issuance costs	25,615	54,830	1,426	80,445	74,840
Repayment of non-recourse debt financing	(256)	(429)	—	(1,083)	—
Proceeds from issuance of project loans, net of issuance costs	21,356	100,500	—	211,847	—
Assumption of project loan by customer	—	—	—	—	(40,672)
Repayment of bank loans, project loans and other debt	(38)	(232,214)	(7,972)	(240,198)	(16,540)
Proceeds from residential lease financing	2,219	—	—	2,219	—
Repayment of residential lease financing	—	(29,429)	—	(39,975)	(15,686)

Proceeds from sale-leaseback financing	—	16,492	6,893	17,219	23,578
Repayment of sale-leaseback financing	—	(2,147)	(581)	(2,237)	(1,360)
Proceeds from 8point3 Energy Partners LP attributable to operating leases and unguaranteed sales-type lease residual values	—	29,300	—	29,300	—
Contributions from noncontrolling interests and redeemable noncontrolling interests	41,796	46,046	22,534	133,732	75,312
Distributions to noncontrolling interests and redeemable noncontrolling interests	(2,223)	(2,307)	(1,172)	(6,790)	(2,808)
Proceeds from exercise of stock options	289	175	309	467	939
Excess tax benefit from stock-based compensation	18,363	6,155	—	25,090	—
Purchases of stock for tax withholding obligations on vested restricted stock	(2,081)	(1,622)	(3,196)	(42,407)	(56,000)
Net cash provided by (used in) financing activities	104,961	(15,224)	18,194	(82,669)	382,604
Effect of exchange rate changes on cash and cash equivalents	351	874	(1,973)	(4,242)	(2,306)
Net increase (decrease) in cash and cash equivalents	(120,162)	21,470	(58,129)	(453,294)	160,218
Cash and cash equivalents, beginning of period	623,043	601,573	980,858	956,175	762,511
Cash and cash equivalents, end of period	$502,881	$623,043	$922,729	$502,881	$922,729

Non-cash transactions:
Assignment of financing receivables to a third party financial institution	$1,053	$382	$2,163	2,742	$6,419
Costs of solar power systems, leased and to be leased, sourced from existing inventory	16,867	15,764	11,905	47,295	25,808
Costs of solar power systems, leased and to be leased, funded by liabilities	8,229	3,971	2,389	8,229	2,389
Costs of solar power systems under sale-leaseback financing arrangements sourced from project assets	—	5,026	2,064	6,076	17,333
Property, plant and equipment acquisitions funded by liabilities	43,083	37,017	12,146	43,083	12,146
Issuance of common stock upon conversion of convertible debt	—	—	—	—	188,263

Sale of residential lease portfolio in exchange for non-controlling equity interests in the 8point3 Group	—	68,273	—	68,273	—
Acquisition of intangible assets funded by liabilities	6,512	—	—	6,512	—

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures, as described below. The specific non-GAAP measures listed below are: revenue; gross margin; net income; net income per diluted share; earnings before interest, taxes, depreciation and amortization (“EBITDA”); and free cash flow. Management believes that each of these non-GAAP measures is useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to 8point3 and utility and power plant projects as described below. Non-GAAP gross margin includes adjustments relating to 8point3, utility and power plant projects, the FPSC arbitration ruling, stock-based compensation, and other items as described below. In addition to those same adjustments, non-GAAP net income and non-GAAP net income per diluted share are adjusted for adjustments relating to the November 2014 Restructuring Plan, IPO-related costs, and the tax effect of these non-GAAP adjustments as described below. In addition to the same adjustments as non-GAAP net income, EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for (benefit from) income taxes, and depreciation. Free cash flow includes adjustments relating to investing cash flows and lease financings as described below.

Non-GAAP Adjustments

•
8point3. In June 2015, 8point3 Energy Partners LP ("8point3 Energy Partners"), a joint YieldCo vehicle formed by the company and First Solar, Inc. ("First Solar" and, together with the company, the "Sponsors") to own, operate and acquire solar energy generation assets, completed an initial public offering (“IPO”) of Class A shares representing limited partner interests in 8point3 Energy Partners. The IPO was consummated on June 24, 2015 whereupon the Class A shares are now listed on the NASDAQ Global Select Market under the trading symbol “CAFD.” Immediately after the IPO, the company contributed a portfolio of 170 MW of its solar generation assets (the “SPWR Projects”) to 8point3 Operating Company, LLC ("OpCo"), 8point3 Energy Partners' primary operating subsidiary. In exchange for the SPWR Projects, the company received cash proceeds of $371 million as well as equity interests in several 8point3 Energy Partners affiliated entities: primarily common and subordinated units representing a 40.7% stake in OpCo and a 50.0% economic and management stake in 8point3 Holding Company, LLC (“Holdings”), the parent company of the general partner of 8point3 Energy Partners and the owner of incentive distribution rights in OpCo. Holdings, OpCo, 8point3 Energy Partners and their respective subsidiaries are referred to herein as the “8point3 Group” or “8point3.”

The company includes adjustments related to the sales of projects contributed to 8point3 based on the difference between the fair market value of the consideration received and the net carrying value of the projects contributed, of which, a portion is deferred in proportion to the company’s retained equity stake in 8point3. The deferred profit is subsequently recognized over time. This treatment is consistent with the accounting rules relating to the sale of such projects under International Financial Reporting Standards (“IFRS”). Under these rules, with certain exceptions such as for projects already in operation, the company’s revenue is equal to the fair market value of the consideration received, and cost of goods sold is equal to the net carrying value plus a partial deferral of profit proportionate with the retained equity stake. Under GAAP, these sales are recognized under either real estate, lease, or consolidation accounting rules depending upon the nature of the individual asset contributed, with outcomes ranging from no profit recognition to full profit recognition. IFRS profit, less deferrals associated with retained equity, is recognized for sales related to the residential lease portfolio. Revenue recognition for other projects sold to 8point3 is deferred until these projects reach commercial operations consistent with IFRS rules. Equity in earnings of unconsolidated investees includes the impact of the company’s share of 8point3’s earnings related to sales of projects receiving sales recognition under IFRS but not GAAP. Management believes that these adjustments for the impact of 8point3 enable investors to better evaluate the company's revenue and profit generation performance.

•
Utility and power plant projects. The company includes adjustments related to the revenue recognition of utility and power plant projects based on the separately-identifiable components of transactions in order to reflect the substance of the transactions. This treatment is consistent with accounting rules relating to such projects under IFRS. On a GAAP basis, such projects are accounted for under U.S. GAAP real estate accounting guidance. Management calculates separate revenue and cost of revenue amounts each fiscal period in accordance with the two treatments above and the aggregate difference for the company’s affected projects is included in the relevant reconciliation tables below. Over the life of each project, cumulative revenue and gross margin will be equivalent under the two treatments; however, revenue and gross margin will generally be recognized earlier under the company’s non-GAAP treatment than under the company’s GAAP treatment. Among other factors, this is due to the attribution of non-GAAP revenue and margin to the company’s project development efforts at the time of initial project sale as required under IFRS accounting rules, whereas no separate attribution to this element occurs under U.S. GAAP real estate accounting guidance. Within each project, the relationship between the adjustments to revenue and gross margins is generally consistent. However, as the company may have multiple utility and power plant projects in progress at any given time, the relationship in the aggregate will occasionally appear otherwise. Management believes that this adjustment for utility and power plant projects enables investors to evaluate the company's revenue generation performance relative to the direct costs of revenue of its core businesses.

•
FPSC arbitration ruling. On January 28, 2015, an arbitral tribunal of the International Court of Arbitration of the International Chamber of Commerce declared a binding partial award in the matter of an arbitration between First Philippine Electric Corporation (“FPEC”) and First Philippine Solar Corporation (“FPSC”) against SunPower Philippines Manufacturing, Ltd. (“SPML”), the company’s wholly-owned subsidiary. The tribunal found SPML in breach of its obligations under its supply agreement with FPSC, and in breach of its joint venture agreement with FPEC. The second partial and final awards received on July 17, 2015 and October 19, 2015, respectively, reduced the estimated amounts to be paid to FPEC. As a result, the company recorded its best estimate of probable loss related to this case. As this loss is nonrecurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Stock-based compensation. Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that varies from period to period and is dependent on market forces that are difficult to predict. Due to this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•
November 2014 Restructuring Plan. In November 2014, the company approved a reorganization plan aimed towards realigning resources consistently with the company's global strategy and improving its overall operating efficiency and cost structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although SunPower has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from the company's non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company's past operating performance.

•
IPO-related costs. Costs incurred related to the IPO of 8point3 included legal, accounting, advisory, valuation, and other expenses, as well as modifications to or terminations of certain existing financing structures in preparation for the sale to 8point3. As these costs are non-recurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Other. The company combines amounts previously disclosed under separate captions into “Other” when amounts do not have a significant impact on the current fiscal period. Management believes that these adjustments provide investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

The amounts recorded in “Other” during the third quarter of fiscal 2015 are driven by adjustments which would have previously been disclosed under other non-GAAP adjustment captions, including “Amortization of intangible assets” and “Non-cash interest expense.”

•
Tax effect. This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income and non-GAAP net income per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense.

•	EBITDA adjustments. When calculating EBITDA, in addition to adjustments described above, the company excludes the impact during the period of the following items:

•	Cash interest expense, net of interest income

•	Provision for (benefit from) income taxes

•	Depreciation

Management presents this non-GAAP financial measure to give investors a basis to evaluate the company's performance, including compared with the performance of other companies.

•	Free cash flow adjustments. When calculating free cash flow, the company includes the impact during the period of the following items:

•	Net cash provided by (used in) investing activities

•	Proceeds from issuance of non-recourse debt financing, net of issuance costs

•	Repayment of non-recourse debt financing

•	Proceeds from residential lease financing

•	Repayment of residential lease financing

•	Proceeds from sale-leaseback financing

•	Repayment of sale-leaseback financing

•	Proceeds from 8point3 Energy Partners attributable to operating leases and unguaranteed sales-type lease residual values

•	Contributions from noncontrolling interests and redeemable noncontrolling interests

•	Distributions to noncontrolling interests and redeemable noncontrolling interests

Management presents this non-GAAP financial measure to enable investors to evaluate the company's performance, including compared with the performance of other companies.

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 27, 2015	Jun. 28, 2015	Sept. 28, 2014	Sept. 27, 2015	Sept. 28, 2014
GAAP revenue	$380,218	$381,020	$662,734	$1,202,109	$1,863,027
8point3	59,619	—	—	59,619	—
Utility and power plant projects	1,567	(4,313)	41,475	(13,016)	145,961
Non-GAAP revenue	$441,404	$376,707	$704,209	$1,248,712	$2,008,988

Adjustments to Gross margin:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 27, 2015	Jun. 28, 2015	Sept. 28, 2014	Sept. 27, 2015	Sept. 28, 2014
GAAP gross margin	$62,644	$70,881	$108,514	$224,343	$365,648
8point3	18,296	—	—	18,296	—
Utility and power plant projects	(516)	(4,328)	(721)	(16,095)	5,285
FPSC arbitration ruling	(7,500)	(7,100)	—	(14,600)	—
Stock-based compensation expense	4,210	3,259	3,972	10,035	10,878
Other	1,088	3,431	5,919	10,547	7,342
Non-GAAP gross margin	$78,222	$66,143	$117,684	$232,526	$389,153

GAAP gross margin (%)	16.5%	18.6%	16.4%	18.7%	19.6%
Non-GAAP gross margin (%)	17.7%	17.6%	16.7%	18.6%	19.4%

Adjustments to Net income (loss):

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 27, 2015	Jun. 28, 2015	Sept. 28, 2014	Sept. 27, 2015	Sept. 28, 2014
GAAP net income (loss) attributable to stockholders	$(56,326)	$6,509	$32,033	$(59,398)	$111,179
8point3	19,371	(4,688)	—	14,683	—
Utility and power plant projects	(516)	(4,328)	(721)	(16,095)	5,285
FPSC arbitration ruling	(7,500)	(7,100)	—	(14,600)	—
Stock-based compensation expense	14,898	14,040	13,725	42,484	41,940
November 2014 restructuring plan	985	1,866	—	6,638	—
IPO-related costs	1,233	15,231	—	26,364	—
Other	1,372	3,841	11,605	15,596	20,999
Tax effect	46,959	1,797	(10,199)	51,696	(13,706)
Non-GAAP net income attributable to stockholders	$20,476	$27,168	$46,443	$67,368	$165,697

Adjustments to Net income (loss) per diluted share:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 27, 2015	Jun. 28, 2015	Sept. 28, 2014	Sept. 27, 2015	Sept. 28, 2014
Net income (loss) per diluted share
Numerator:
GAAP net income (loss) available to common stockholders[1]	$(56,326)	$7,021	$33,442	$(59,398)	$113,770
Non-GAAP net income available to common stockholders[1]	$20,808	$27,679	$46,994	$68,762	$169,879

Denominator:
GAAP weighted-average shares	136,473	156,995	167,117	134,294	158,962
Effect of dilutive securities:
Stock options	18	—	—	32	—
Restricted stock units	1,170	—	—	1,882	—
Upfront Warrants (held by Total)	6,531	—	—	6,880	—
Warrants (under the CSO2015)	—	—	—	1,218	—
0.75% debentures due 2018	12,026	—	—	12,026	—
0.875% debentures due 2021	—	—	(8,203)	—	(3,305)
4.75% debentures due 2014	—	—	—	—	3,347
Non-GAAP weighted-average shares[1]	156,218	156,995	158,914	156,332	159,004

GAAP net income (loss) per diluted share	$(0.41)	$0.04	$0.20	$(0.44)	$0.72
Non-GAAP net income per diluted share	$0.13	$0.18	$0.30	$0.44	$1.07

[1]
In accordance with the if-converted method, net income (loss) available to common stockholders excludes interest expense related to the 0.75%, 0.875%, and 4.75% debentures if the debentures are considered converted in the calculation of net income (loss) per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income per diluted share.

EBITDA:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 27, 2015	Jun. 28, 2015	Sept. 28, 2014	Sept. 27, 2015	Sept. 28, 2014
GAAP net income (loss) attributable to stockholders	$(56,326)	$6,509	$32,033	$(59,398)	$111,179
8point3	19,371	(4,688)	—	14,683	—
Utility and power plant projects	(516)	(4,328)	(721)	(16,095)	5,285
FPSC arbitration ruling	(7,500)	(7,100)	—	(14,600)	—
Stock-based compensation expense	14,898	14,040	13,725	42,484	41,940
November 2014 Restructuring Plan	985	1,866	—	6,638	—
IPO-related costs	1,233	15,231	—	26,364	—
Other	1,372	3,841	11,605	15,596	20,999
Cash interest expense, net of interest income	8,348	8,023	11,476	27,463	37,358
Provision for (benefit from) income taxes	36,224	(659)	(8,320)	37,916	(2,868)
Depreciation	36,142	30,820	25,727	95,566	75,124
EBITDA	$54,231	$63,555	$85,525	$176,617	$289,017

Free Cash Flow:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sept. 27, 2015	Jun. 28, 2015	Sept. 28, 2014	Sept. 27, 2015	Sept. 28, 2014
Net cash used in operating activities	$(103,919)	$(212,033)	$(32,418)	$(429,360)	$(113,989)
Net cash provided by (used in) investing activities	(121,555)	247,853	(41,932)	62,977	(106,091)
Proceeds from issuance of non-recourse debt financing, net of issuance costs	25,615	54,830	1,426	80,445	74,840
Repayment of non-recourse debt financing	(256)	(429)	—	(1,083)	—
Proceeds from residential lease financing	2,219	—	—	2,219
Repayment of residential lease financing	—	(29,429)	—	(39,975)	(15,686)
Proceeds from sale-leaseback financing	—	16,492	6,893	17,219	23,578
Repayment of sale-leaseback financing	—	(2,147)	(581)	(2,237)	(1,360)
Proceeds from 8point3 Energy Partners LP attributable to operating leases and unguaranteed sales-type lease residual values	—	29,300	—	29,300	—
Contributions from noncontrolling interests and redeemable noncontrolling interests	41,796	46,046	22,534	133,732	75,312
Distributions to noncontrolling interests and redeemable noncontrolling interests	(2,223)	(2,307)	(1,172)	(6,790)	(2,808)
Free cash flow	$(158,323)	$148,176	$(45,250)	$(153,553)	$(66,204)

Q4 2015 and FY 2015 GUIDANCE (in thousands except percentages and per share data)	Q4 2015	FY 2015
Revenue (GAAP)	$300,000-$350,000	$1,500,000-$1,550,000
Revenue (non-GAAP)[1]	$1,250,000-$1,300,000	$2,500,000-$2,550,000
Gross margin (GAAP)	5%-6%	15%-16%
Gross margin (non-GAAP)[2]	28%-29%	23%-24%
Net loss per diluted share (GAAP)	($1.25)-($1.15)	($1.70)-($1.60)
Net income per diluted share (non-GAAP)[3]	N/A	$1.95-$2.05
EBITDA[4]	$300,000-$325,000	$475,000-$500,000

1.
Estimated non-GAAP amounts above for Q4 2015 include net adjustments that increase revenue by approximately $950 million of revenue related to 8point3. Estimated non-GAAP amounts above for fiscal 2015 include net adjustments that increase (decrease) revenue by approximately $1,010 million of revenue related to 8point3 and ($10) million related to utility and power plant projects.

2.
Estimated non-GAAP amounts above for Q4 2015 include net adjustments that increase gross margin by approximately $350 million related to 8point3, $4 million related to stock-based compensation expense, and $1 million related to other items. Estimated non-GAAP amounts above for fiscal 2015 include net adjustments that increase (decrease) gross margin by approximately $370 million related to 8point3, ($15) million related to utility and power plant projects, ($15) million related to the FPSC arbitration ruling, $14 million related to stock-based compensation expense, and $11 million related to other items.

3.
Estimated non-GAAP amounts above for fiscal 2015 include net adjustments that increase (decrease) net loss by approximately $400 million related to 8point3, ($15) million related to utility and power plant projects, ($15) million related to the FPSC arbitration ruling, $60 million related to stock-based compensation expense, $25 million related to IPO-related costs, $30 million related to other items, and $45 million related to tax effect.

4.
Estimated EBITDA amounts above for Q4 2015 include net adjustments that increase net loss by approximately $385 million related to 8point3, $17 million related to stock-based compensation expense, $5 million related to other items, $10 million related to interest expense, $30 million related to income taxes and $30 million related to depreciation. Estimated EBITDA amounts above for fiscal 2015 include net adjustments that increase (decrease) net loss by approximately $400 million related to 8point3, ($15) million related to utility and power plant projects, ($15) million related to the FPSC arbitration ruling, $60 million related to stock-based compensation expense, $25 million related to IPO-related costs, $30 million related to other items, $40 million related to interest expense, $65 million related to income taxes and $125 million related to depreciation.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments, individual charges and credits that are included or excluded from SunPower's non-GAAP revenue, gross margin, net income and net income per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	September 27, 2015
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$163,563	$84,983	$131,672	$37,152	22.7%	$12,646	14.9%	$12,846	9.8%							$(56,326)
8point3	(1,311)	60,930	—	(508)		18,804		—		—	—	—	993	—	82	19,371
Utility and power plant projects	—	—	1,567	—		—		(516)		—	—	—	—	—	—	(516)
FPSC arbitration ruling	—	—	—	(2,456)		(1,299)		(3,745)		—	—	—	—	—	—	(7,500)
Stock-based compensation expense	—	—	—	1,541		917		1,752		2,172	8,516	—	—	—	—	14,898
November 2014 restructuring plan	—	—	—	—		—		—		—	—	985	—	—	—	985
IPO-related costs	—	—	—	—		—		—		—	1,233	—	—	—	—	1,233
Other	—	—	—	352		194		542		330	197	(259)	16	—	—	1,372
Tax effect	—	—	—	—		—		—		—	—	—	—	46,959	—	46,959
Non-GAAP	$162,252	$145,913	$133,239	$36,081	22.2%	$31,262	21.4%	$10,879	8.2%							$20,476

	June 28, 2015
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$152,205	$62,984	$165,831	$35,226	23.1%	$4,142	6.6%	$31,513	19.0%							$6,509
8point3	—	—	—	—		—		—		—	—	—	(4,688)	—	—	(4,688)
Utility and power plant projects	—	—	(4,313)	—		—		(4,328)		—	—	—	—	—	—	(4,328)
FPSC arbitration ruling	—	—	—	(1,969)		(1,294)		(3,837)		—	—	—	—	—	—	(7,100)
Stock-based compensation expense	—	—	—	1,212		531		1,516		2,380	8,401	—	—	—	—	14,040
November 2014 Restructuring plan	—	—	—	—		—		—		—	—	1,866	—	—	—	1,866
IPO-related costs	—	—	—	—		—		—		—	6,351	—	8,880	—	—	15,231
Other	—	—	—	941		637		1,853		330	197	(117)	—	—	—	3,841
Tax effect	—	—	—	—		—		—		—	—	—	—	1,797	—	1,797
Non-GAAP	$152,205	$62,984	$161,518	$35,410	23.3%	$4,016	6.4%	$26,717	16.5%							$27,168

	September 28, 2014
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$153,947	$94,830	$413,957	$27,395	17.8%	$13,599	14.3%	$67,520	16.3%							$32,033
Utility and power plant projects	—	—	41,475	—		—		(721)		—	—	—	—	—	—	(721)
Stock-based compensation expense	—	—	—	1,007		440		2,525		2,022	7,731	—	—	—	—	13,725
Other	—	—	—	174		75		5,670		6	742	188	4,750	—	—	11,605
Tax effect	—	—	—	—		—		—		—	—	—	—	(10,199)	—	(10,199)
Non-GAAP	$153,947	$94,830	$455,432	$28,576	18.6%	$14,114	14.9%	$74,994	16.5%							$46,443

NINE MONTHS ENDED

	September 27, 2015
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$471,092	$197,030	$533,987	$104,930	22.3%	$18,971	9.6%	$100,442	18.8%							$(59,398)
8point3	(1,311)	60,930	—	(508)		18,804		—		—	—	—	(3,695)	—	82	14,683
Utility and power plant projects	—	—	(13,016)	—		—		(16,095)		—	—	—	—	—	—	(16,095)
FPSC arbitration ruling	—	—	—	(4,425)		(2,593)		(7,582)		—	—	—	—	—	—	(14,600)
Stock-based compensation expense	—	—	—	3,675		1,836		4,524		6,825	25,624	—	—	—	—	42,484
November 2014 Restructuring Plan	—	—	—	—		—		—		—	—	6,638	—	—	—	6,638
IPO-related costs	—	—	—	—		—		—		—	11,168	—	15,196	—	—	26,364
Other	—	—	—	3,097		1,285		6,165		990	593	(582)	4,048	—	—	15,596
Tax effect	—	—	—	—		—		—		—	—	—	—	51,696	—	51,696
Non-GAAP	$469,781	$257,960	$520,971	$106,769	22.7%	$38,303	14.8%	$87,454	16.8%							$67,368

	September 28, 2014
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in earnings of unconsolidated investees	Net income attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$474,799	$256,421	$1,131,807	$90,558	19.1%	$35,938	14.0%	$239,152	21.1%							$111,179
Utility and power plant projects	—	—	145,961	—		—		5,285		—	—	—	—	—	—	5,285
Stock-based compensation expense	—	—	—	2,891		1,471		6,516		5,731	25,331	—	—	—	—	41,940
Other	—	—	—	547		267		6,528		19	796	(990)	13,832	—	—	20,999
Tax effect	—	—	—	—		—		—		—	—	—	—	(13,706)	—	(13,706)
Non-GAAP	$474,799	$256,421	$1,277,768	$93,996	19.8%	$37,676	14.7%	$257,481	20.2%							$165,697